UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) April 5, 2010
F5 Networks, Inc.

(Exact name of registrant as specified in its charter)

Washington	000-26041	91-1714307

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

401 Elliott Avenue West	Seattle, WA 98119

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code (206) 272-5555
Not Applicable

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
     On April 5, 2010, F5 Networks, Inc. (the “Company”) entered into a Second Amended and Restated Lease Agreement with CLPF-Elliott West, L.P. (“Amended Lease Agreement”) extending the term of the Amended and Restated Office Lease Agreement dated April 3, 2000 through July 2022. Pursuant to the Amended Lease Agreement, the Company has the right to occupy or sublease up to approximately 300,000 square feet of office space in the Elliott West project (Buildings 351, 401 and 501 on Elliott Avenue West) in Seattle, Washington.
     The foregoing summary is qualified in its entirety by reference to the text of the Amended Lease Agreement, a copy of which is attached as Exhibit 10.39 to the Current Report on Form 8-K and which is incorporated by reference herein.
Item 9.01 Financial Statements and Exhibits
(d) Exhibits.
The following exhibit is filed as part of this Current Report on Form 8-K:
10.39	401 Elliott West Second Amended and Restated Office Lease Agreement Between CLPF-Elliott West, L.P. and F5 Networks, Inc.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

F5 NETWORKS, INC. (Registrant)
Date: April 8, 2010	By:	/s/ Jeffrey A. Christianson
Jeffrey A. Christianson
Sr. Vice President and General Counsel

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